UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2013

Empowered Products, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-165917	27-0579647
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

3367 West Oquendo Road, Las Vegas, Nevada 89118

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 800-929-0407

________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors of Certain officers; election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers

On February 26, 2013, Kurt J. Weber, was appointed to the board of directors of Empowered Products, Inc. (the “Company”). Mr. Weber, 59, has served as the Company’s Chief of Operations and Controller since June 2011 and as the Chief of Operations and Controller of the Company’s subsidiary, Empowered Products Nevada, Inc., since October 2006. Mr. Weber received a bachelor’s degree in history from Stonehill College in 1976, a Master of Divinity from St. Michael’s in Toronto, Canada in 1981 and an MBA from the University of Phoenix in 2004. The Company believes that Mr. Weber is qualified to serve as a director of the Company due to his experience in the retail and service industries and his extensive knowledge of the Company and its operations.

Mr. Weber has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empowered Products, Inc.

Date: February 26, 2013

	By:	/s/ Scott Fraser
Name: Scott Fraser Title: President and Chief Executive Officer

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